EXHIBIT 23.4

                        INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 22 December 1997 relating to the financial statements of Norwich Injection Moulders Limited for the years ended October 31, 1997, 1996 and 1995 in Amendment No. 2 the Registration Statement (Form S-4) and related Prospectus of Berry Plastics Corporation for the registration $25,000,000 of 12.25% Series C Senior Subordinated Notes due 2004.



                                          /s/ Lovewell Blake


Norwich, England
8 September 1999